Exhibit 99.1
NEWS RELEASE
For Immediate Release	One American Row PO Box 5056 Hartford CT 06102-5056 www.phoenixwm.com

Contacts:
Media Relations Alice S. Ericson, 860-403-5946 alice.ericson@phoenixwm.com	Investor Relations Naomi Baline Kleinman, 860-403-7100 pnx.ir@phoenixwm.com

The Phoenix Companies, Inc. (NYSE:PNX) Files Second Quarter 2014 Form 10-Q

Second Quarter 2014 Net Loss Attributable to The Phoenix Companies, Inc. of $14.3 million

Hartford, Conn., Nov. 7, 2014 – The Phoenix Companies, Inc. (NYSE:PNX) today announced the filing of its Quarterly Report on Form 10-Q for the quarter ended June 30, 2014 with the U.S. Securities and Exchange Commission (“SEC”).

 “Despite the loss for the first half of 2014, driven primarily by expenses related to the restatement and SEC reporting catch-up work, the business performed well with year-over-year sales growth, strong investment performance, favorable overall mortality and excellent persistency,” said James D. Wehr, president and chief executive officer.

“We expect to return to current SEC filer status no later than Dec. 5 with our third quarter 2014 Form 10-Q filing,” Mr. Wehr added.

 SECOND QUARTER 2014 EARNINGS SUMMARY

Second quarter 2014 net loss attributable to The Phoenix Companies, Inc. was $14.3 million compared with a net loss attributable to The Phoenix Companies, Inc. of $33.3 million for first quarter 2014 and $32.8 million for second quarter 2013. Significant second quarter 2014 drivers include:

●	Expenses relating to the restatement and SEC reporting catch up of $18.1 million incurred and 2014 audit fees of $6.3 million accrued during the second quarter of 2014.

●	Modestly unfavorable mortality in the universal life block in the quarter, although in line with expectations for the first half of 2014.

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●	A continued low level of impairments and a $18.4 million tax benefit recorded in accordance with U.S. GAAP intraperiod tax allocation rules partially offsetting the negative performance.

($ in millions, except per share data)	Second Quarter 2014	First Quarter 2014	Second Quarter 2013
Net loss	$(14.3)	$(32.3)	$(32.9)
Less: Net income (loss) attributable to noncontrolling interests	--	1.0	(0.1)
Net loss attributable to The Phoenix Companies, Inc.	$(14.3)	$(33.3)	$(32.8)

EARNINGS PER SHARE SUMMARY:
Net loss attributable to The Phoenix Companies, Inc.
Basic	$(2.49)	$(5.80)	$(5.71)
Diluted	$(2.49)	$(5.80)	$(5.71)
Net loss
Basic	$(2.49)	$(5.63)	$(5.73)
Diluted	$(2.49)	$(5.63)	$(5.73)

Weighted average shares outstanding (in thousands)
Basic	5,749	5,742	5,742
Diluted	5,749	5,742	5,742

 SECOND QUARTER 2014 OPERATING METRICS

($ in millions, unless noted otherwise)	As of or for the Qtr Ended June 30, 2014	As of or for the Qtr Ended Mar. 31, 2014	As of or for the Qtr Ended June 30, 2013
Annuity deposits	$201.0	$170.4	$174.0
Net annuity flows (deposits less surrenders)	$30.6	$(2.3)	$22.1
Annuity funds under management ($ in billions)	$5.6	$5.5	$5.2
Life insurance annualized premium	$0.7	$0.5	$0.9
Gross life insurance in force ($ in billions)	$100.7	$102.4	$108.6
Total individual life surrenders (annualized)	3.9%	4.8%	4.7%
Total closed block life surrenders (annualized)	3.6%	4.7%	4.4%
Total annuity surrenders (annualized)	12.2%	12.5%	11.6%
Holding company cash and non-affiliated securities	$154.4	$175.6	$177.5
Saybrus Partners EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization)	$2.0	$0.4	$0.9
Saybrus Partners revenue	$9.6	$7.3	$6.4

Second quarter 2014 mortality was modestly favorable compared with expectations. This result was driven by a combination of favorable results in the closed block and modestly unfavorable results in the open block, primarily driven by universal life results. Year-to-date mortality was favorable compared with expectations, driven by strong first quarter universal life results in the open block.

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REALIZED AND UNREALIZED INVESTMENT GAINS AND LOSSES
Realized Investment Gains and Losses

($ in millions)	Second Quarter 2014	First Quarter 2014	Second Quarter 2013
Net realized investment gains (losses)	$4.1	$(25.7)	$7.2
Net other-than-temporary impairment losses	$(1.0)	$(0.2)	$(2.5)
Derivative gains (losses)	$(2.6)	$(35.5)	$10.4

Net other-than-temporary impairment losses remained below long-term averages.

Unrealized Investment Gains

Net unrealized gains on available-for-sale debt securities increased by $330.1 million to $720.7  million at June 30, 2014 from $390.6 million at December 31, 2013, due primarily to lower interest rates in 2014.

BALANCE SHEET

The quality of the investment portfolio remained strong during the second quarter of 2014 with the proportion of below investment grade bonds as a percentage of total available-for-sale debt securities at 7.0% at June 30, 2014, compared with 7.3% at Dec. 31, 2013.
Phoenix has no debt maturities until 2032.

Balance Sheet ($ in millions)	June 30, 2014	Dec. 31, 2013	Change
Total Assets	$21,906.4	$21,624.6	$281.8
Total Liabilities	$21,361.6	$21,040.9	$320.7
Indebtedness	$378.9	$378.8	$0.1
Total Stockholders’ Equity	$544.8	$583.7	$(38.9)

TIMETABLES FOR REMAINING DELAYED SEC FILINGS

Phoenix expects to complete remaining delayed SEC filings for itself and its subsidiary, PHL Variable Insurance Company (“PHL Variable”), by the following dates:

●	Phoenix expects to return to current SEC filer status with the filing of its third quarter 2014 Form 10-Q with the SEC no later than Dec. 5, 2014.

●
PHL Variable also filed its second quarter 2014 Form 10-Q with the SEC today and expects to return to current SEC filer status with the filing of its third quarter 2014 Form 10-Q with the SEC no later than Dec. 12, 2014.

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ABOUT PHOENIX

The Phoenix Companies, Inc. (NYSE:PNX) helps financial professionals provide solutions, including income strategies and insurance protection, to families and individuals planning for or living in retirement. Founded as a life insurance company in 1851, Phoenix offers products and services designed to meet financial needs in the middle income and mass affluent markets. Its distribution subsidiary, Saybrus Partners, Inc. offers solutions-based sales support to financial professionals and represents Phoenix’s products among key distributors, including independent marketing organizations and brokerage general agencies. Phoenix is headquartered in Hartford, Connecticut, and its principal operating subsidiary, Phoenix Life Insurance Company, has its statutory home office in East Greenbush, New York. PHL Variable Insurance Company has its statutory home office in Hartford, Connecticut, and files annual and other periodic reports under the Securities Exchange Act of 1934. For more information, visit www.phoenixwm.com.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

The foregoing contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  We intend for these forward-looking statements to be covered by the safe harbor provisions of the federal securities laws relating to forward-looking statements.  These forward-looking statements include statements relating to, or representing management’s beliefs about, future events, transactions, strategies, operations and financial results, including, without limitation, our expectation to provide information within anticipated timeframes and in accordance with the amended administrative order entered by the SEC with respect to the Company and its wholly owned subsidiary, PHL Variable Insurance Company (“PHL Variable”), and otherwise in accordance with law, the outcome of litigation and claims as well as regulatory examinations, investigations, proceedings and orders arising out of the restatement and the failure by the Company and PHL Variable to file SEC reports on a timely basis, potential penalties that may result from failure to timely file statutory financial statements with state insurance regulators, and the Company’s ability to satisfy its requirements under, and maintain the listing of its shares on, the NYSE.   Such forward-looking statements often contain words such as “will,” “anticipate,” “believe,” “plan,” “estimate,” “expect,” “intend,” “is targeting,” “may,” “should” and other similar words or expressions.  Forward-looking statements are made based upon management’s current expectations and beliefs and are not guarantees of future performance.  Our ability to resume a timely filing schedule with respect to our SEC filings is subject to a number of contingencies, including but not limited to, whether existing systems and processes can be timely updated, supplemented or replaced, and whether additional filings may be necessary in connection with the restatement. Our actual business, financial condition or results of operations may differ materially from those suggested by forward-looking statements as a result of risks and uncertainties which include, among others, those risks and uncertainties described in any of our other filings with the SEC.  Certain other factors which may impact our business, financial condition or results of operations or which may cause actual results to differ from such forward-looking statements are discussed or included in our periodic reports filed with the SEC and are available on our website at www.phoenixwm.com under “Investor Relations.”  You are urged to carefully consider all such factors.  We do not undertake or plan to update or revise forward-looking statements to reflect actual results, changes in plans, assumptions, estimates or projections, or other circumstances occurring after the date of this news release, even if such results, changes or circumstances make it clear that any forward-looking information will not be realized.  If we make any future public statements or disclosures which modify or impact any of the forward-looking statements contained in or accompanying this news release, such statements or disclosures will be deemed to modify or supersede such statements in this news release.

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THE PHOENIX COMPANIES, INC.
Consolidated Unaudited Balance Sheets
($ in millions, except share data)
June 30, 2014 and December 31, 2013

	June 30, 2014	December 31, 2013
ASSETS:
Available-for-sale debt securities, at fair value (amortized cost of $11,733.4 and $11,418.0)	$12,454.1	$11,808.6
Available-for-sale equity securities, at fair value (cost of $40.0 and $40.4)	68.5	61.8
Short-term investments	504.8	361.6
Limited partnerships and other investments	557.9	561.9
Policy loans, at unpaid principal balances	2,325.4	2,350.3
Derivative instruments	175.0	243.1
Fair value investments	207.4	210.8
Total investments	16,293.1	15,598.1
Cash and cash equivalents	330.2	496.4
Accrued investment income	185.7	170.4
Reinsurance recoverable	594.7	603.3
Deferred policy acquisition costs	869.0	940.6
Deferred income taxes, net	29.4	70.0
Other assets	279.0	299.9
Discontinued operations assets	39.9	43.6
Separate account assets	3,285.4	3,402.3
Total assets	$21,906.4	$21,624.6

LIABILITIES:
Policy liabilities and accruals	$12,429.0	$12,437.6
Policyholder deposit funds	3,658.7	3,429.7
Dividend obligations	895.6	705.9
Indebtedness	378.9	378.8
Pension and postretirement liabilities	302.5	315.9
Other liabilities	376.4	333.0
Discontinued operations liabilities	35.1	37.7
Separate account liabilities	3,285.4	3,402.3
Total liabilities	21,361.6	21,040.9

CONTINGENCIES AND COMMITMENTS (Notes 20 & 21)

STOCKHOLDERS’ EQUITY:
Common stock, $.01 par value: 5.7 million and 5.7 million shares outstanding	0.1	0.1
Additional paid-in capital	2,632.7	2,633.1
Accumulated other comprehensive income (loss)	(177.2)	(185.2)
Accumulated deficit	(1,739.7)	(1,692.1)
Treasury stock, at cost: 0.7 million and 0.7 million shares	(182.9)	(182.9)
Total The Phoenix Companies, Inc. stockholders’ equity	533.0	573.0
Noncontrolling interests	11.8	10.7
Total stockholders’ equity	544.8	583.7
Total liabilities and stockholders’ equity	$21,906.4	$21,624.6

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THE PHOENIX COMPANIES, INC.
Consolidated Interim Unaudited Statements of Income and Comprehensive Income
($ in millions, except per share data)
Three and Six Months Ended June 30, 2014 and 2013

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
REVENUES:
Premiums	$83.2	$87.4	$162.8	$170.1
Fee income	134.2	132.6	269.0	268.9
Net investment income	195.3	194.0	408.8	385.1
Net realized investment gains (losses):
Total other-than-temporary impairment (“OTTI”) losses	(1.0)	—	(1.0)	(0.9)
Portion of OTTI gains (losses) recognized in other comprehensive income (“OCI”)	—	(2.5)	(0.2)	(4.2)
Net OTTI losses recognized in earnings	(1.0)	(2.5)	(1.2)	(5.1)
Net realized investment gains (losses), excluding OTTI losses	5.1	9.7	(20.4)	(3.6)
Net realized investment gains (losses)	4.1	7.2	(21.6)	(8.7)
Total revenues	416.8	421.2	819.0	815.4

BENEFITS AND EXPENSES:
Policy benefits	298.5	272.8	534.5	591.6
Policyholder dividends	42.4	51.3	116.2	55.7
Policy acquisition cost amortization	17.4	32.2	39.8	77.5
Interest expense on indebtedness	7.1	7.1	14.2	14.8
Other operating expenses	85.5	91.8	183.4	172.6
Total benefits and expenses	450.9	455.2	888.1	912.2
Income (loss) from continuing operations before income taxes	(34.1)	(34.0)	(69.1)	(96.8)
Income tax expense (benefit)	(20.4)	(1.3)	(24.0)	2.9
Income (loss) from continuing operations	(13.7)	(32.7)	(45.1)	(99.7)
Income (loss) from discontinued operations, net of income taxes	(0.6)	(0.2)	(1.5)	(2.0)
Net income (loss)	(14.3)	(32.9)	(46.6)	(101.7)
Less: Net income (loss) attributable to noncontrolling interests	—	(0.1)	1.0	(0.2)
Net income (loss) attributable to The Phoenix Companies, Inc.	$(14.3)	$(32.8)	$(47.6)	$(101.5)

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PHOENIX COMPANIES, INC.
Consolidated Interim Unaudited Statements of Income and Comprehensive Income
($ in millions, except per share data)
Six Months Ended June 30, 2014 and 2013

(Continued from previous page)	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013

COMPREHENSIVE INCOME (LOSS):
Net income (loss) attributable to The Phoenix Companies, Inc.	$(14.3)	$(32.8)	$(47.6)	$(101.5)
Net income (loss) attributable to noncontrolling interests	—	(0.1)	1.0	(0.2)
Net income (loss)	(14.3)	(32.9)	(46.6)	(101.7)
Other comprehensive income (loss) before income taxes:
Unrealized investment gains (losses), net of related offsets	52.8	(40.4)	69.7	(47.9)
Net pension liability adjustment	1.8	2.6	3.4	6.4
Other comprehensive income (loss) before income taxes	54.6	(37.8)	73.1	(41.5)
Less: Income tax expense (benefit) related to:
Unrealized investment gains (losses), net of related offsets	36.4	(24.3)	65.1	(16.5)
Net pension liability adjustment	—	—	—	—
Total income tax expense (benefit)	36.4	(24.3)	65.1	(16.5)
Other comprehensive income (loss), net of income taxes	18.2	(13.5)	8.0	(25.0)
Comprehensive income (loss)	3.9	(46.4)	(38.6)	(126.7)
Less: Comprehensive income (loss) attributable to noncontrolling interests	—	(0.1)	1.0	(0.2)
Comprehensive income (loss) attributable to The Phoenix Companies, Inc.	$3.9	$(46.3)	$(39.6)	$(126.5)

EARNINGS (LOSS) PER SHARE:
Income (loss) from continuing operations – basic	$(2.38)	$(5.69)	$(7.85)	$(17.36)
Income (loss) from continuing operations – diluted	$(2.38)	$(5.69)	$(7.85)	$(17.36)
Income (loss) from discontinued operations – basic	$(0.10)	$(0.03)	$(0.26)	$(0.35)
Income (loss) from discontinued operations – diluted	$(0.10)	$(0.03)	$(0.26)	$(0.35)
Net income (loss) attributable to The Phoenix Companies, Inc.– basic	$(2.49)	$(5.71)	$(8.29)	$(17.68)
Net income (loss) attributable to The Phoenix Companies, Inc. – diluted	$(2.49)	$(5.71)	$(8.29)	$(17.68)
Basic weighted-average common shares outstanding (in thousands)	5,749	5,742	5,745	5,742
Diluted weighted-average common shares outstanding (in thousands)	5,749	5,742	5,745	5,742

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